Exhibit 99.1

Olympic Steel Reports 2009 Second Quarter Results

CLEVELAND--(BUSINESS WIRE)--July 30, 2009--Olympic Steel, Inc., (Nasdaq: ZEUS), a national steel service center, today announced its financial results for its second quarter and first half ended June 30, 2009.

Net sales for the second quarter of 2009 totaled $122.4 million, a 66.3% decrease from the $363.5 million for the second quarter of 2008. Tons sold in the second quarter of 2009 decreased 50.8% to 174 thousand from 353 thousand in the second quarter of 2008. Second quarter 2009 net loss totaled $33.8 million, or $3.11 per diluted share, compared to net income of $29.6 million, or $2.70 per diluted share for last year’s second quarter. The 2009 second quarter results include a $50.5 million lower of cost or market pretax charge to write down the value of inventory as of June 30, 2009.

Net sales for the first half of 2009 totaled $263.3 million, a 58.8% decrease from the $638.4 million for the first half of 2008. Tons sold in the first half of 2009 decreased 48.4% to 345 thousand from 669 thousand in the first half of 2008, compared to the Metals Service Center Institute statistics of a 43.9% decline in year-over-year steel shipments for the first half of 2009. First half 2009 net loss totaled $59.3 million, or $5.45 per diluted share, compared to net income of $42.8 million, or $3.93 per diluted share for last year’s first half. The 2009 results include $81.1 million of lower of cost or market pretax charges to write down the value of inventory as of March 31 and June 30, 2009.

Commenting on the results, Chairman and Chief Executive Officer Michael D. Siegal, stated, “We are disappointed to report continued demand and price deterioration through the second quarter, which resulted in the required June inventory lower of cost or market accounting adjustment. We made significant improvements in rightsizing our balance sheet during the quarter, by reducing our inventory tons by 32%, maintaining a strong receivable turnover, and eliminating 64% or $57 million of our debt. We also reduced our second quarter 2009 operating expenses by 50% compared to second quarter of 2008. We expect our results to improve in the second half of 2009, as prices have begun to increase, and the unprecedented inventory liquidation by service centers during the first half of 2009 appears to be ending,” concluded Mr. Siegal.

Olympic Steel’s Board of Directors approved a regular quarterly cash dividend of $0.02 per share to be paid to shareholders of record as of September 1, 2009, and distributed on September 15, 2009.

A simulcast of Olympic Steel’s 2009 second quarter earnings conference call may be accessed via the Investor Relations section of the Company’s website at www.olysteel.com. The simulcast will begin at 10:00 a.m. Eastern Time today and a replay of the call will be available for 14 days thereafter.

Founded in 1954, Olympic Steel is a leading U.S. steel service center focused on the direct sale and distribution of large volumes of processed carbon, coated and stainless flat-rolled sheet, coil and plate steel products. Headquartered in Cleveland, Ohio, the Company operates 17 facilities. For further information, visit the Company’s web site at http://www.olysteel.com.

It is the Company’s policy not to endorse any analyst’s sales or earnings estimates. Forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are typically identified by words or phrases such as “may,” “will,” “should,” “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “project,” “plan,” “potential,” or “continue,” as well as the negative of these terms or other similar expressions. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. Readers are cautioned not to place undue reliance on these forward-looking statements. Such risks and uncertainties include, but are not limited to: further deterioration of steel demand and steel pricing; general and global business, economic, financial and political conditions, including the ongoing effects of the global credit crisis; access to capital and global credit markets; competitive factors such as the availability and pricing of steel, industry shipping and inventory levels, and rapid fluctuations in customer demand and steel pricing; the cyclicality and volatility within the steel industry; the ability of customers (especially those that may be highly leveraged, those in the domestic automotive industry and those with inadequate liquidity) to maintain their credit availability; customer, supplier, and competitor consolidation, bankruptcy or insolvency, especially those in the domestic auto industry; reduced production schedules, layoffs or work stoppages by our own, our suppliers’ or our customers’ personnel; the availability and costs of transportation and logistical services; equipment installation delays or malfunctions; the amounts, successes and ability to continue our capital investments and our business information system project; the successes of our strategic efforts and initiatives to increase sales volumes, maintain or improve working capital turnover and free cash flows, reduce costs, inventory and debt in a declining market, while improving customer service; the timing and outcome of inventory lower of cost or market adjustments; the timing and outcome of OLP’s efforts and ability to liquidate its remaining assets; the adequacy of our existing information technology and business system software and the success of implementing our new enterprise-wide information system; our ability to pay regular quarterly cash dividends and the amounts and timing of any future dividends; and our ability to generate free cash flow through operations, reduce inventory and repay debt within anticipated timeframes. Further information on these and other risks and uncertainties is provided under Item 1A “Risk Factors” of our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which disclosure is incorporated herein by reference, and elsewhere in reports that the Company files or furnishes with the SEC. This release speaks only as of its date and the Company undertakes no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by law. You are advised, however, to consult any further disclosures the Company makes on related subjects in its reports filed with or furnished to the SEC.

OLYMPIC STEEL
SELECTED FINANCIAL INFORMATION

(in thousands, except per share data and ratios)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
SUMMARY RESULTS OF OPERATIONS:	(unaudited)		(unaudited)

Net sales	$122,426	$363,514	$263,299	$638,389

Operating income (loss)	(53,272)	47,329	(95,242)	68,556

Income (loss) before income taxes	(54,323)	47,169	(96,536)	68,369

Net income (loss)	$(33,832)	$29,598	$(59,287)	$42,759

Earnings per share:

Net income (loss) per share - basic	$(3.11)	$2.73	$(5.45)	$3.95

Net income (loss) per share - diluted	$(3.11)	$2.70	$(5.45)	$3.93

	June 30,		December 31,
	2009	2008	2008
SUMMARY BALANCE SHEET DATA:	(unaudited)		(audited)

Accounts receivable, net	$47,420	$135,706	$77,737

Inventories, net	123,619	237,237	255,300

Net property and equipment	117,476	98,753	113,505

Total assets	346,831	493,098	474,247

Current liabilities	40,345	136,452	95,280

Total debt	32,565	32,023	40,198

Shareholders' equity	262,603	309,125	322,958

Shareholders' equity per share	24.16	28.46	29.73

Debt-to-equity ratio	.12 to 1	.10 to 1	.12 to 1

	Six Months Ended
	June 30,
	2009	2008
OTHER DATA:	(unaudited)

Capital expenditures	9,514	13,975

Cash dividends per share	$0.07	$0.08

It is the Company's policy not to make quarterly or annual sales or earnings projections for external use and not to endorse any analyst's sales or earnings estimates.

OLYMPIC STEEL
RESULTS OF OPERATIONS

(in thousands, except per share and tonnage data)

	Three Months Ended June 30,				Six Months Ended June 30,
	2009		2008		2009		2008
	(unaudited)				(unaudited)

Tons sold
Direct	157,145		320,076		308,418		600,079
Toll	16,785		33,338		36,952		68,759

	173,930		353,414		345,370		668,838
% change	(50.8%)		5.1%		(48.4%)		3.3%

Net sales	$122,426		$363,514		$263,299		$638,389
% change	(66.3%)		31.0%		(58.8%)		18.9%

Costs and expenses

Cost of materials sold (exclusive of items shown below)	97,661	79.8%	260,581	71.7%	217,977	82.8%	469,188	73.5%
Inventory lower of cost or market adjustments	50,454	41.2%	-	0.0%	81,063	30.8%	-	0.0%
Warehouse and processing	9,436	7.7%	17,651	4.9%	19,778	7.5%	33,415	5.2%
Administrative and general	7,383	6.0%	19,242	5.3%	17,328	6.6%	32,351	5.1%
Distribution	3,906	3.2%	8,634	2.4%	7,580	2.9%	15,676	2.5%
Selling	2,594	2.1%	5,899	1.6%	6,116	2.3%	10,789	1.7%
Occupancy	1,299	1.1%	1,862	0.5%	3,015	1.1%	3,814	0.6%
Depreciation	2,965	2.4%	2,316	0.6%	5,684	2.2%	4,600	0.7%

Total costs and expenses	175,698	143.5%	316,185	87.0%	358,541	136.2%	569,833	89.3%

Operating income (loss)	(53,272)	(43.5%)	47,329	13.0%	(95,242)	(36.2%)	68,556	10.7%

Interest and other expense on debt	1,051	0.9%	160	0.0%	1,294	0.5%	187	0.0%

Income (loss) before income taxes	(54,323)	(44.4%)	47,169	13.0%	(96,536)	(36.7%)	68,369	10.7%

Income tax provision (benefit)	(20,491)	37.7%	17,571	37.3%	(37,249)	38.6%	25,610	37.5%

Net income (loss)	$(33,832)		$29,598		$(59,287)		$42,759

Earnings per share:

Net income (loss) per share - basic	$(3.11)		$2.73		$(5.45)		$3.95

Weighted average shares outstanding - basic	10,882		10,857		10,879		10,814

Net income (loss) per share - diluted	$(3.11)		$2.70		$(5.45)		$3.93

Weighted average shares outstanding - diluted	10,882		10,946		10,879		10,894

It is the Company's policy not to make quarterly or annual sales or earnings projections for external use and not to endorse any analyst's sales or earnings estimates.

CONTACT:
Olympic Steel, Inc.
Richard T. Marabito, Chief Financial Officer, 216-292-3800
Fax: 216-292-3974